REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Job Aire Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Job Aire Group, Inc (the Company), which comprise the balance sheet as of December 31, 2021 and the related statements of Operations, Changes in Stockholder’s Equity, and Cash Flows for the years then ended, and the related notes to the financial statements.  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for each of the periods then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United Sates) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we were required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. According we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluation of the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matters-Risks and Uncertainties

The Company is not able to predict the ultimate impact that COVID -19 will have on its business. However, if the current economic conditions continue, the pandemic could have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.

/s/ Gries & Associates, LLC

We have served as the Company’s auditor since 2021.

Denver, Colorado

March 23, 2022

Job Aire Group, Inc.

BALANCE SHEET

	December 31	December 31
	2021	2020
	(Audited)	(Audited)

ASSETS
Current assets:
Cash	$229,854	$595,984
Accounts receivable	1,082,892	883,247
Due From Shareholder	90,612	-
Other Current Assets	800	4,465
Total current assets	1,404,157	1,483,696

Total assets	$1,404,157	$1,483,696

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	-	6,750
Loan Payable	-	942,146
Total current liabilities	-	948,896

Long-term liabilities:
Total long-term liabilities	-	-

Total liabilities	-	948,896

STOCKHOLDERS' EQUITY
Common stock, $2 par value, 1,000 authorized, issued and outstanding	2,000	2,000
Additional paid in capital	-	-
Retained Earnings	1,402,157	532,800
Total stockholders' equity/(deficit)	1,404,157	534,800
Total liabilities and stockholders' equity	$1,404,158	$1,483,696

Job Aire Group, Inc.

STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31	December 31
	2021	2020
	(audited)	(audited)

Sales	$13,053,643	$10,287,146
Cost of Sales	12,339,563	9,804,890

Gross profit	714,080	482,257

General and administrative expenses:
Salaries	442,510	305,486
Legal and professional fees	222,905	15,731
Rent	19,080	23,640
Other general and administrative	170,362	72,412
Total operating expenses	854,856	417,269
(Loss)/Income from operations	(140,776)	64,988

Other (Income)/Expense
Interest expense	12,860	41,616
Loan Forgiven (income)	(942,146)	-
Income before taxes	788,510	23,372

Income Tax Expense	15,836	17,026
Net Income	$772,674	$6,346

Basic earnings (loss) per common share	$386.34	$3.17

Weighted average number of shares outstanding	2,000	2,000

Job Aire Group, Inc.

STATEMENTS OF STOCKHOLDERS' EQUITY

As of December 31, 2021

			Additional
	Common Stock		Paid In	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2019	1,000	2,000	-	526,454	528,454
Net income (loss)			-	6,346	6,346

Balance, December 31, 2020	1,000	2,000	-	532,800	534,800

Net income (loss)			-	869,357	869,357

Balance, December 31, 2021	1,000	2,000	-	1,402,157	1,404,157

Job Aire Group, Inc.

Statements of Cash Flows

	December 31, 2021	December 31, 2020
Cash Flows From Operating Activities
Net Income	$869,357	$(90,337)
Adjustments to reconcile net income to net cash provided in operating activities:
Forgiveness of related party receivable	-	96,683
Forgiveness of PPP Loan	(942,146)	-

Increase (decrease) in:
Accounts receivable	(199,645)	134,237
Accounts payable	(6,750)	(25,527)
Accrued expenses	-	(27,599)
Net Cash Provided By Operating Activities	(279,184)	87,457
Cash Flows From Financing Activities
Net advances to employees	3,665	(140)
Net repayments to related parties	(90,612)	(321,848)
Proceeds from PPP Loan	-	942,146
Net repayments third party loans	-	(119,896)
Net Cash Used In Financing Activities	(86,947)	500,262
Net Increase	(366,131)	587,719
Cash, Beginning Of Year	595,984	8,265
Cash. End Of Year	$229,853	$595,984
Supplemental Cash Flow Information:
Cash paid during the year for:
Income taxes	$-	$-
Interest	$-	$-

Job Aire Group, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

AUDITED

Note 1 – Organization and Summary of Significant Accounting Policies

Nature of Business

Job Aire Group was incorporated under the laws of the State of Arizona.  The Company is a multi-technical aviation company specializing in Contract Labor, Aircraft and Engine inspection and audit, plus hard-core aeronautical engineering. Also skilled in aircraft maintenance marketing, we place aircraft into FAR 145 facilities for repair, refurbishment, painting, modification and overhaul. JAG is well known for providing experienced and professional heavy transport aircraft maintenance technicians world-wide.

The Company was a corporate expansion of Job-Aire Aviation Services, a company created in 1997 by William D. Tiley, a retired Air Force Officer and Commercial Pilot.  Mr. Tiley retired in 2021 and Nick Ammons, as of January 1, 2022, is the President and Chairman of the Board.

Basis of Presentation

The accompanying audited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) to reflect the accounts and operations of the Company.

Risks and Uncertainties

An investment in our securities involves a high degree of risk.  You should not invest in our securities if you cannot afford to lose your entire investment. In deciding whether you should invest in our securities, you should carefully consider the following information together with all of the other information contained in this Current Report.  Any of the following risk factors can cause our business, prospects, financial condition or results of operations to suffer and you to lose all or part of your investment.

Our business and results of operations have been, and our financial condition may be, impacted by the outbreak of COVID-19 and such impact could be materially adverse.

The global spread of COVID-19 created significant volatility, uncertainty and economic disruption. In the United States and globally, governmental authorities instituted certain preventative measures, including border closures, travel restrictions, operational restrictions on certain businesses, shelter-in-place orders, quarantines and recommendations to practice social distancing. These restrictions disrupted and may continue to disrupt economic activity, resulting in reduced commercial and consumer confidence and spending, increased unemployment, closure or restricted operating conditions for businesses, volatility in the global capital markets, instability in the credit and financial markets, labor shortages, regulatory recommendations to provide relief for impacted consumers, disruption in supply chains, and restrictions on many hospitality and travel industry operations.

The extent to which the coronavirus pandemic may impact our business, operations, and financial results in the future is uncertain and will depend on future developments, including the duration or recurrence, of the pandemic, the related length and severity of its impact on the U.S. and global economy, and the continued governmental, business and individual actions taken in response to the pandemic and economic disruption.

Actual and potential impact on clients and prospects

Since the aviation industry is considered an essential industry in the context of the pandemic, the change in the economic environment due to the COVID-19 pandemic has not had a material adverse economic impact on business. We have not experienced significant impacts seen across other industries such as frozen headcount, furloughed or terminated employees, or partially or completely shut down business operations.

Actual and potential impact of the laws affecting our industry and clients

New laws and programs have been enacted, and may continue to be enacted, at every level of government to help the economy, employers and employees. For example, the 2020 FFCRA and CARES Act and the 2021 PPPFA and ARPA, and subsequent agency guidance related to those acts, created the paycheck protection program (PPP), mandatory employee leave requirements, payroll tax deferral and tax credit programs, COBRA premium assistance facilitated via employer payroll tax credits, and other employment- and employment tax-related incentives.

Most of these laws and programs have not been, and we do not anticipate will be, enacted with the employee leasing industry in mind. As a result, we cannot guarantee we will be able to support any of these laws and programs in a timely and cost-effective manner or at all, which could reduce or eliminate the attractiveness of our services and/or affect the ability of our clients and WSEs to fully realize the benefits of these laws and programs, which would have a material adverse effect on our business, financial condition and results of operations.

Our business, services, and financial condition may be adversely impacted by changes in government regulations and policies.

Many of our services, particularly payroll tax administration services and employee benefit plan administration services, are designed according to government regulations that often change. Changes in regulations could affect the extent and type of benefits employers are required, or may choose, to provide employees or the amount and type of taxes employers and employees are required to pay. Such changes could reduce or eliminate the need for some of our services and substantially decrease our revenue. Added requirements could also increase our cost of doing business.

Our business and reputation may be adversely impacted if we fail to comply with U.S. and foreign laws and regulations.

Our services are subject to various laws and regulations, including, but not limited to, the ACA and anti-money laundering rules. The enactment of new laws and regulations, modifications of existing laws and regulations, or the adverse application or interpretation of new or existing laws or regulations can adversely affect our business. Failure to update our services to comply with modified or new legislation in the area of health care reform as well as failure to educate and assist our clients regarding this legislation could adversely impact our business reputation and negatively impact our client base. Failure to comply with laws and regulations could result in the imposition of consent orders or civil and criminal penalties, including fines, which could damage our reputation and have an adverse effect on our results of operations or financial condition.

We may not be able to keep pace with changes in technology or provide timely enhancements to our products and services.

The market for our products is characterized by rapid technological advancements, changes in customer requirements, frequent new product introductions, and enhancements and changing industry standards. To maintain our growth strategy, we must adapt and respond to technological advances and technological requirements of our clients. Our future success will depend on our ability to: enhance our current products and introduce new products in order to keep pace with products offered by our competitors; enhance capabilities and increase the performance of our internal systems, particularly our systems that meet our clients’ requirements; and adapt to technological advancements and changing industry standards. We continue to make significant investments related to the development of new technology. If our systems become outdated, it may negatively impact our ability to meet performance expectations related to quality, time to market, cost and innovation relative to our competitors. The failure to provide more efficient and user-friendly customer-facing digital experience across internet and mobile platforms as well as in physical locations may adversely impact our business and operating results. There can be no assurance that our efforts to update and integrate systems will be successful. If we do not integrate and update our systems in a timely manner, or if our investments in technology fail to provide the expected results, there could be a material adverse effect to our business and results of operations. The failure to continually develop enhancements and use of technologies such as robotics and other workflow automation tools, natural language processing, and artificial intelligence/machine learning may impact our ability to increase the efficiency of and reduce costs associated with operational risk management and compliance activities.

We could be subject to reduced revenues, increased costs, liability claims, or harm to our competitive position as a result of cyberattacks, security vulnerabilities or Internet disruptions.

We rely upon information technology (“IT”) networks, cloud-based platforms, and systems to process, transmit, and store electronic information, and to support a variety of business processes, some of which are provided by third-party vendors. Cyberattacks and security threats are a risk to our business and reputation. A cyberattack, unauthorized intrusion, malicious software infiltration, network disruption or outage, corruption of data, or theft of personal or other sensitive information, could have a material adverse effect on our business operations or that of our clients, result in liability or regulatory sanction, or cause harm to our business and reputation and result in a loss in confidence in our ability to serve clients all of which could have a material adverse effect on our business. The rapid speed of disruptive innovations involving cyberattacks, security vulnerabilities and Internet disruptions enabled by new and emerging technologies may outpace our organization's ability to compete and/or manage the risk appropriately. In addition, cybercriminals may seek to exploit the disruption caused by the COVID-19 pandemic by attempting to engage in payment-related fraud or by more frequently attempting to gain access to our systems through phishing or other means that may be more successful when most of our employees are working remotely.

Data Security and Privacy Leaks

We collect, use, and retain increasingly large amounts of personal information about our clients, employees of our clients, and our employees, including: bank account numbers, credit card numbers, social security numbers, tax return information, health care information, retirement account information, payroll information, system and network passwords, and other sensitive personal and business information. At the same time, the continued occurrence of high-profile cyber-attacks and data breaches provides evidence of an external environment increasingly hostile to information security. We may be particularly targeted for cyber-attack because of the amount and type of personal and business information that we collect, use, and retain. Vulnerabilities, threats, and more sophisticated and targeted computer crimes pose a risk to the security of our systems and networks, and the confidentiality, availability, and integrity of our data.

Data Loss and Business Interruption

If our systems are disrupted or fail for any reason, including Internet or systems failure, or if our systems are infiltrated by unauthorized persons, both the Company and our clients could experience data loss, financial loss, harm to reputation, or significant business interruption. Hardware, applications and services, including cloud-based services, that we procure from third-party vendors may contain defects in design or other problems that could compromise the integrity and availability of our services. Any delays or failures caused by network outages, software or hardware failures, or other data processing disruptions, could result in our inability to provide services in a timely fashion or at all. We may be required to incur significant costs to protect against damage caused by disruptions or security breaches in the future. Such events may expose us to unexpected liability, litigation, regulatory investigation and penalties, loss of clients’ business, unfavorable impact to business reputation, and there could be a material adverse effect on our business and results of operations.

Our reputation, results of operations, or financial condition may be adversely impacted if we fail to comply with data privacy laws and regulations.

Our services require the storage and transmission of proprietary and confidential information of our clients and their employees, including personal or identifying information, as well as their financial and payroll data. Our applications are subject to various complex government laws and regulations on the federal, state, and local levels, including those governing personal privacy. In the U.S., we are subject to rules and regulations promulgated under the authority of the Federal

Trade Commission, the Health Insurance Portability and Accountability Act of 1996, the Family Medical Leave Act of 1993, the ACA, federal and state labor and employment laws, and state data breach notification and data privacy laws, such as the California Consumer Protection Act, which became effective on January 1, 2020. Failure to comply with such laws and regulations could result in the imposition of consent orders or civil and criminal penalties, including fines, which could damage our reputation and have an adverse effect on our results of operations or financial condition. The regulatory framework for privacy issues is rapidly evolving and future enactment of more restrictive laws, rules, or regulations and/or future enforcement actions or investigations could have a materially adverse impact on us through increased costs or restrictions on our business and noncompliance could result in regulatory penalties and significant legal liability.

In the event of a catastrophe, our business continuity plan may fail, which could result in the loss of client data and adversely interrupt operations.

Our operations are dependent on our ability to protect our infrastructure against damage from catastrophe or natural disaster, severe weather including events resulting from climate change, unauthorized security breach, power loss, telecommunications failure, terrorist attack, public health emergency, or other events that could have a significant disruptive effect on our operations. We have a business continuity plan in place in the event of system failure due to any of these events. Our business continuity plan has been tested in the past by circumstances of severe weather, including hurricanes, floods, and snowstorms, and has been successful. However, these past successes are not an indicator of success in the future. If the business continuity plan is unsuccessful in a disaster recovery scenario, we could potentially lose client data or experience material adverse interruptions to our operations or delivery of services to our clients.

We may be adversely impacted by any failure of third-party service providers to perform their functions.

As part of providing services to clients, we rely on a number of third-party service providers. These service providers include, but are not limited to, couriers used to deliver client payroll checks and banks used to electronically transfer funds from clients to their employees. Failure by these service providers, for any reason, to deliver their services in a timely manner and in compliance with applicable laws and regulations could result in material interruptions to our operations, impact client relations, and result in significant penalties or liabilities to us.

Adverse changes in our insurance coverage, or in our relationships with key insurance carriers, could harm our business.

Our success depends in part on our ability to maintain competitive health and workers' compensation coverage options and insurance rates through well-known insurance carriers. If we are unable to maintain competitive insurance rates or obtain popular and desirable coverage plans through well-known insurance carriers, it could affect our ability to attract and retain employees, which could have a material adverse effect on our business. Where we sponsor insurance coverage and we are not responsible for any deductibles, our carriers set the fixed cost of the plan, which may lead to uncompetitive fees.

In addition, broad adoption of our services in certain geographic regions or industries may make it more difficult for us to obtain competitive health and/or workers' compensation insurance rates due to concentration of customers within a particular region. The loss of any one or more of our key insurance vendors in these areas, or our inability to partner with certain vendors that are better-known or more desirable to our employees or potential employees, could have a material adverse effect on our financial condition and results of operations.

We may be adversely impacted by volatility in the political and economic environment.

Trade, monetary and fiscal policies, and political and economic conditions may substantially change, and credit markets may experience periods of constriction and variability. These conditions may impact our business due to lower transaction volumes or an increase in the number of clients going out of business. Current or potential clients may decide to reduce their spending on payroll and other outsourcing services. In addition, new business formation may be affected by an inability to obtain credit.

We may not be able to attract and retain qualified people, which could impact the quality of our services and customer satisfaction.

Our success, growth, and financial results depend in part on our continuing ability to attract, retain, and motivate highly qualified people at all levels, including management, technical, compliance, and sales personnel. Competition for these individuals can be intense, and we may not be able to retain our key people, or attract, assimilate, or retain other highly-qualified individuals in the future, which could harm our future success.

In the event we receive negative publicity, our reputation and the value of our brand could be harmed, which may have a material adverse effect on our business.

Negative publicity relating to events or activities attributed to us, our corporate employees, or others associated with us, whether or not justified, may tarnish our reputation and reduce the value of our brand. If we are unable to maintain quality solutions, our reputation with our clients may be harmed and the value of our brand may diminish. In addition, if our brand is negatively impacted, it may have a material adverse effect on our business, including challenges retaining clients or attracting new clients and recruiting talent and retaining employees.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized in accordance with ASC 606, Contracts with Customers. Our business is typically characterized by long-term client relationships that result in recurring revenue. Our services are provided under written price quotations or service agreements having varying terms and conditions.  Service revenue is recognized in the period services are rendered and earned under service arrangements with clients where service fees are fixed or determinable and collectability is reasonably assured. Our service revenue is largely attributable to processing services where the fee is based on a fixed amount per processing period or a fixed amount per processing period plus a fee per employee or transaction processed.  We do not receive advance payments for set-up fees on some of our service offerings from our clients.

We are continuously in the process of performing implementation services for new clients. Depending on the service agreement and/or the size of the client, the installation or conversion period for new clients can vary from a short period of time for a small Employer Services client (as little as 24 hours) to a longer period for a large Employer Services client with multiple deliverables (generally three to six months).  Although we monitor sales that have not yet been installed, we do not view this metric as material to an understanding of our overall business in light of the recurring nature of our business. This metric is not a reported number, but it is used by management as a planning tool to allocate resources needed to install services, and as a means of assessing our performance against the expectations of our clients.

Recently Issued Accounting Pronouncements

FASB ASU No. 2016-02 (Topic 842), “Leases” – Issued in February 2016, ASU No. 2016-02 established ASC Topic 842, Leases, as amended by subsequent ASUs on the topic, which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to apply a two-method approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase. Lessees are required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. Lessees will recognize expense based on the effective interest method for finance leases or on a straight-line basis for operating leases. The accounting applied by the lessor is largely unchanged from that applied under the existing lease standard. We were be required to record a right-of-use asset and lease liability equal to the present value of the remaining minimum lease payments and will continue to recognize expense on a straight-line basis upon adoption of this standard. ASU 2016-02 is effective for reporting periods for private companies beginning after December 15, 2021, with early adoption permitted. In July 2018, the FASB issued an update ASU 2018-11 Leases: Targeted Improvements, which provides companies with an additional transition option that would permit the application of ASU 2016-02 as of the adoption date rather than to all periods presented. The Company plans to adopt this standard for the interim reporting period ending March 31, 2022.

Note 2 – Going Concern

We incurred net income of $869,357 for the year ending December 31, 2021 and had retained earnings of $1,402,157. At December 31, 2021, we had a cash balance of $229,854 and a working capital surplus of $1,404,157.

We have been able to generate sufficient cash from operating activities to fund our ongoing operations.

Based on the above factors, no doubt exists about our ability to continue as a going concern for one year from the issuance of these financial statements.

Note 3 – Concentrations of Business and Credit Risk

The Company at times maintains balances in various operating accounts in excess of federally insured limits.

The Company has 4 clients that make up the majority of their revenue. The loss of one or more of these clients would create a hardship for the company. The company is constantly looking for more clients so that the risk of losing one of their major clients will not have a major effect on the financials.

Note 4 – Commitments and Contingencies

Litigation and Claims

The Company may be involved in lawsuits and claims arising in the ordinary course of business from time to time. The Company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company establishes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and it discloses the amount accrued and the amount of a reasonably possible loss in excess of the amount accrued, if such disclosure is necessary for the Company’s financial statements not to be misleading. To estimate whether a loss contingency should be accrued by a charge to income, the Company evaluates, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of the loss. The Company does not record liabilities when the likelihood that the liability has been incurred is probable, but the amount cannot be reasonably estimated. Based upon present information, the Company determined that there were no matters that required an accrual as of December 31, 2021 or 2020, nor were there any asserted or unasserted material claims for which material losses are reasonably possible.

Note 5 – Notes Payable

In May, 2020, the Company’s subsidiary received a Paycheck Protection Program loan in the amount of $942,146. The monthly payments on the note are deferred for a period of 6 months and the notes bear interest of 1%. Monthly payments were to have begun on December 21, 2021 and have been delayed multiple times; however all or a portion of this loan may be forgiven if the Company satisfies certain criteria as follows:

The Company may apply for forgiveness of the amount due on this loan in an amount equal to the sum of the following costs incurred during the 8-week period beginning on the date of first disbursement of this loan:

a.Payroll costs

b.Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation)

c.Any payment on a covered rent obligation

d.Any covered utility payment

The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Not more than 25% of the amount forgiven can be attributable to non-payroll costs. The Company applied for and was granted forgiveness of this loan in May, 2021.

Note 6– Related Party Transactions

During the year ended December 31, 2021, the company loaned an officer of the company a total of $90,612 with no interest or payment plan. As of December 31, 2021 the balance owed to the company was $90,612.

Note 7 – Subsequent Events

Effective January 1, 2022, Emissions Zero Module entered into a Stock Purchase Agreement with the sole shareholder of Job Aire Group (“JAG”) to acquire all of the outstanding shares of JAG. Job Aire Group was a privately owned entity and is a staffing company which provides employees to third parties such as airlines, aircraft engine shops, repair facilities and similar entities and the employees provide services to the airline maintenance business.   Pursuant to the terms of the acquisition agreement, Emissions Zero agreed to pay $745,000 in installments and 2% of net revenue received by the Company, up to $1,000,000, for the 36-month period following the closing date.  At closing, Emissions Zero paid an initial installment of $25,000 and will make 36 payments of $20,000 each, beginning January 2, 2022.  As a result of the Stock Purchase Agreement, JAG became a wholly owned subsidiary of Emissions Zero.